Schedule 14(a) Information

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as  permitted  by  Rule
         14a-6(e)(2))
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                         Affinity Technology Group, Inc.
                (Name of Registrant as Specified in its Charter)

            _________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]    No fee required.
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1)     Title of each class of securities to which transaction applies:
                 ________________________________________________
         (2)     Aggregate number of securities to which transaction applies:
                 ________________________________________________
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):______
         (4)     Proposed maximum aggregate value of transaction:
                 ________________________________________________
         (5)     Total fee paid:
                 ________________________________________________

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)      Amount Previously Paid:
                  ________________________________________________
         (2)      Form, Schedule or Registration Statement No.:
                  ________________________________________________
         (3)      Filing Party:
                  ________________________________________________
         (4)      Date Filed:
                  ________________________________________________

                                                     April 27, 2004



Dear Stockholders of Affinity Technology Group, Inc.:

         On behalf of the Board of Directors of Affinity Technology Group, Inc., it is my pleasure to invite you to attend the 2004 Annual Meeting of Stockholders of Affinity Technology Group, Inc., to be held at the Ramada Plaza Hotel, 8105 Two Notch Road, Columbia, South Carolina, on Thursday, May 27, 2004, at 10:00 a.m. local time.

         The principal business of the meeting will be the election of directors and the ratification of the appointment of independent auditors. In addition, we plan to review the Company's business during the past year and our outlook for the current year.

         This booklet, which contains the Notice of Annual Meeting and the Proxy Statement, describes the business to be transacted at the meeting and provides certain other information about the Company and its directors and executive officers which you should consider when voting your shares.

         It is important that your shares be represented at the meeting, whether or not you plan to attend. In order to be certain that your shares will be voted at the meeting, please complete, date and sign the accompanying proxy card and return it in the enclosed postage prepaid envelope, which requires no postage if mailed in the United States.

         I look forward to seeing you at the meeting.



                                Very truly yours,


                                 Joseph A. Boyle
                                 Chairman, President and Chief Executive Officer

                         AFFINITY TECHNOLOGY GROUP, INC.
                       1053-B Sparkleberry Lane Extension
                         Columbia, South Carolina 29223


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of Affinity Technology Group, Inc.:

         The Annual Meeting of the Stockholders of Affinity Technology Group, Inc. (the "Company") will be held at the Ramada Plaza Hotel, 8105 Two Notch Road, Columbia, South Carolina, on Thursday, May 27, 2004, at 10:00 a.m. local time for the following purposes:

     --   To elect four members to the Board of Directors;

     -- To consider and vote upon a proposal to ratify the appointment Scott McElveen LLP as independent auditors for the year ending December 31, 2004; and

     -- To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on April 5, 2004, as the record date for the determination of stockholders entitled to vote at the meeting. Accordingly, only stockholders who are holders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

         A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the principal executive offices of the Company at 1053-B Sparkleberry Lane Extension, Columbia, South Carolina.

                                 By order of the Board of Directors:



                                 Joseph A. Boyle
                                 Chairman, President and Chief Executive Officer

         You are urged to complete, date and sign the accompanying proxy card and to return it promptly in the enclosed envelope, which requires no postage if mailed in the United States.

April 27, 2004

                               GENERAL INFORMATION
Proxy Solicitation

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Affinity Technology Group, Inc. (the "Company") of proxies to be voted at the 2004 Annual Meeting of Stockholders of the Company to be held at the Ramada Plaza Hotel, 8105 Two Notch Road, Columbia, South Carolina, on Thursday, May 27, 2004, at 10:00 a.m. local time. The entire cost of this solicitation will be paid by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and the Company may reimburse them for their expenses in doing so. Personal solicitations may be conducted by directors, officers and employees of the Company. This Proxy Statement and the accompanying proxy card will be mailed to stockholders on or about April 27, 2004.

Voting Procedures

         The Company's common stock, par value $0.0001 per share ("Common Stock"), is the only outstanding voting security of the Company. Holders of record of the Common Stock at the close of business on April 5, 2004, are entitled to vote at the Annual Meeting and are entitled to one vote for each share held. At the close of business on April 5, 2004, there were 41,864,485 shares of Common Stock outstanding.

         Under Article II, Section 6 of the Amended and Restated By-Laws of the Company (the "By-Laws"), the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting. The By-Laws further provide that if a quorum is initially present, the stockholders of the Company may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting a quorum for the meeting. Abstentions, shares that are withheld as to voting with respect to one or more of the nominees for director and shares held by a broker, as nominee, that are voted at the discretion of such broker on any matter will be counted in determining the existence of a quorum.

         Under the Company's By-Laws, directors are elected by a plurality of the votes of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. Shares that are withheld as to voting with respect to a nominee for director will not be treated as votes cast with respect to the election of directors. The proposal to ratify the appointment of independent auditors for the year ending December 31, 2004, will be approved if it receives the affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter. For such purposes, abstentions will be treated as shares present and entitled to vote and, consequently, will be treated as a vote against such proposal. However, shares held of record by a broker, as nominee, that are not voted on such proposal will not be treated as shares present and entitled to vote on such proposal and, accordingly, will not affect the outcome of such proposal.

Voting of Proxies

         The shares represented by the accompanying proxy card and entitled to vote will be voted if the proxy card is properly signed and received by the Company prior to the meeting. Where a choice is specified on any proxy card as to the vote on any matter to come before the meeting, the proxy will be voted in accordance with such specification. Where no choice is specified, the proxy will be voted for the election of the persons nominated to serve as the directors of the Company named in this Proxy Statement and for the proposal to ratify the appointment of Scott McElveen LLP as independent auditors for the year ending December 31, 2004, and in such manner as the persons named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the meeting or any adjournment thereof. Any stockholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice to the Company, by attending the meeting and giving notice of his or her intention to vote in person or by executing and delivering to the Company a proxy bearing a later date.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of April 1, 2004, by: (i) each director and nominee for director of the Company; (ii) each current executive officer of the Company named under the caption "Executive Compensation--Summary Compensation Table," below; (iii) each other person who is known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock (a "five percent stockholder"); and (iv) all directors and executive officers as a group. Except as set forth in the footnotes to the table below, each of the stockholders identified in the table below has sole voting and investment power over the shares beneficially owned by such person.

                                                                           Percent of
                                                        Number of Shares  Outstanding
DIRECTORS AND EXECUTIVE OFFICERS                       Beneficially Owned Shares Owned
--------------------------------                       ------------------ -------------
Peter R. Wilson (1)                                              395,067            *
Robert M. Price (2)                                              461,779          1.10%
Wade H. Britt, III (3)                                           305,500            *
Joseph A. Boyle (4)                                            2,292,500          5.48%
S. Sean Douglas (5)                                               60,680            *
Directors and executive officers as a group (5 persons)        3,515,526          8.40%

FIVE PERCENT STOCKHOLDERS
-------------------------
The South Financial Group (6)                                  5,376,340         12.84%
Alan H. Fishman (7)                                            2,337,898          5.58%

------------------
*Indicates less than one percent.
(1)  Includes options to acquire 115,000 shares of Common Stock.
(2)  Includes options to acquire 125,600 shares of Common Stock.
(3)  Includes options to acquire 230,000 shares of Common Stock.
(4) Includes options to acquire 1,155,000 shares of Common Stock. Also includes 625,000 shares of Common Stock that may be acquired upon conversion of a convertible note in the principal amount of $125,000 held by Mr. Boyle.
(5)  Consists entirely of options to acquire Common Stock.
(6) The South Financial Group was formerly known as Carolina First Corporation. Its shares include 3,471,340 shares held by CF Investment Company, which is a subsidiary of The South Financial Group. Also includes 500,000 shares of Common Stock that may be acquired upon conversion of a convertible note in the principal amount of $100,000 held by CF Investment Company. The South Financial Group's address is Post Office Box 1029, Greenville, South Carolina, 29602.
(7) Alan H. Fishman formerly served as the Company's Chairman of the Board. His address is 195 Montague Street, 14th Floor, Brooklyn, NY 11201.

The South Financial Group (formerly Carolina First Corporation)

         On November 8, 1995, the Company issued a warrant (the "Warrant") to The South Financial Group (formerly Carolina First Corporation) that entitled The South Financial Group to purchase an aggregate of 6,666,340 shares of Common Stock of the Company for a purchase price of approximately $0.0001 per share. The terms of the Warrant provided, among other things, that such warrant could not be exercised by The South Financial Group into a number of shares of Common Stock equal to or greater than five percent of all outstanding shares of Common Stock of the Company unless The South Financial Group obtained the written consent of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). During 1997, The South Financial Group obtained the consent of the Federal Reserve Board to exercise the Warrant in full, and in 2001, The South Financial Group exercised the warrant in full. In November, 2003, The South Financial Group acquired a convertible note issued by the Company in the original principal amount of $100,000, which is convertible into 500,000 shares of Common Stock. As a bank holding company, The South Financial Group may be required by the Federal Reserve Board to reduce its ownership of Common Stock of the Company to less than five percent of the Company's outstanding shares of Common Stock if the Company engages in any business activity determined by the Federal Reserve Board to be impermissible for a bank holding company.

                               BOARD OF DIRECTORS

         The business and affairs of the Company is managed by or under the direction of the Board of Directors, as provided by Delaware law and the Company's By-Laws. The directors establish overall policies and standards for the Company and review the performance of management. The directors are kept informed of the Company's operations at meetings of the Board, through reports and analyses and through discussions with management.

Meetings of the Board

         The Board of Directors met six times during the year ended December 31, 2003 All directors participated in at least 75% of all meetings of the Board of Directors and of the Committees of the Board of Directors on which they served during 2003.

Committees of the Board

         The Board of Directors has established an Audit Committee and a Compensation Committee. There is no nominating committee of the Board of Directors.

         The Audit Committee, established in 1996, has the authority to appoint and remove the Company's independent auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles used by the Company in financial reporting and the adequacy of the Company's internal control procedures. The members of the Audit Committee, which met once during the year ended December 31, 2003, are Dr. Peter
R. Wilson (Chairman) and Robert M. Price. In March 2004, the Board of Directors amended the charter for the Audit Committee to make it consistent with the requirements for listed company audit committees established by the Sarbanes-Oxley Act of 2002. A copy of the amended charter is attached to this Proxy Statement as Appendix A.

         The Compensation  Committee has the authority,  among other things, to:
(i) determine the cash and non-cash compensation of each of the Company's executive officers and any other employee with an annual salary in excess of $100,000; (ii) consider and recommend to the Board such general and specific employee equity and other incentives as it may from time to time deem advisable; and (iii) administer the Company's stock option plans. The members of the Compensation Committee, which met one time during the year ended December 31, 2003, are Robert M. Price (Chairman) and Dr. Peter R. Wilson.

         The Board of Directors has not established a nominating committee primarily because the current composition and size of the Board permits candid and open discussion regarding potential new candidates for director. The entire Board of Directors currently operates as the nominating committee for the
Company. Of the four directors currently serving on the Board, the Company believes that Dr. Peter R. Wilson and Robert M. Price are independent directors within the meaning of Rule 4200 of the National Association of Securities Dealers' listing standards. There is no formal process or policy that governs the manner in which the Company identifies potential candidates for director. Historically, however, the Board of Directors has considered several factors in evaluating candidates for nomination to the Board, including the candidate's knowledge of the Company and its business, the candidate's business experience and credentials, and whether the candidate would represent the interests of all the Company's stockholders as opposed to a specific group of stockholders. The Company does not have a formal policy with respect to its consideration of director nominees recommended by stockholders of the Company. However, the Board of Directors will consider candidates recommended by stockholders on a case-by-case basis. A stockholder who desires to recommend a candidate for nomination to the Board of Directors should do so in writing to the Company at 1053-B Sparkleberry Lane Extension, Columbia, South Carolina 29223 Attn: Chief Executive Officer.

Audit Committee Financial Expert

         The Board of Directors has determined that Dr. Peter R. Wilson is an "audit committee financial expert" for purposes of the rules and regulations of the Securities and Exchange Commission adopted pursuant to the Sarbanes-Oxley Act of 2002. Mr. Wilson also is an independent director within the meaning of Rule 4200 of the National Association of Securities Dealers' listing standards.

Nominees for Director

         Article III, Section 2 of the By-Laws of the Company provides that the Board of Directors shall consist of at least three and no more than fifteen members, which number will be determined, from time to time, by resolution adopted by the Board of Directors of the Company. The Board of Directors has set the number of directors at four. The four persons named below are nominated to serve on the Board of Directors until the 2005 Annual Meeting of Stockholders or until their successors are elected and qualified. Each nominee is currently a director of the Company.

         There is no formal policy regarding attendance by directors at annual stockholder meetings, although attendance is encouraged. Last year, three of the four directors of the Company attended the 2003 Annual Meeting of Stockholders of the Company.

         The age and a brief biographical description of each nominee for director are set forth below.

Joseph A. Boyle (50) has been a director since March 2000. Mr. Boyle became President and Chief Executive Officer of the Company in January 2000 and Chairman in March 2001. Mr. Boyle has also served as Chief Financial Officer of the Company since September 1996. Mr. Boyle also held the title of Senior Vice President from September 1996 to January 2000. Mr. Boyle has previously served as Secretary and Treasurer of the Company. Effective April 1, 2003, Mr. Boyle significantly reduced his time commitment to the Company and was admitted as a partner with Elliott Davis, LLC, a South Carolina public accounting firm. Prior to joining the Company, Mr. Boyle served as Price Waterhouse, LLP's engagement partner for most of its Kansas City, Missouri, financial services clients and was a member of the firm's Mortgage Banking Group. Mr. Boyle was employed by Price Waterhouse, LLP from June 1982 to August 1996.

Robert M.  Price (73) has served as a director  of the  Company  since  November
1994. He has been President of PSV, Inc., a technology consulting business located in Burnsville, Minnesota, since 1990. Between 1961 and 1990, Mr. Price served in various executive positions, including Chairman and Chief Executive Officer, with Control Data Corporation, a mainframe computer manufacturer and business services provider. Mr. Price is a graduate of Duke University, and earned a master's degree at the Georgia Institute of Technology. Mr. Price is a director of Public Service Company of New Mexico and Datalink Corporation.

Dr. Peter R. Wilson (50) has been a director of the Company since March 1994. Dr. Wilson served as Secretary of the Company from March 1994 until February 1996 and has been an Associate Professor at the Fuqua School of Business at Duke University since September 1991. He was an Assistant Professor at New York University's Stern School of Business between January 1983 and August 1991. Dr. Wilson teaches in the areas of financial accounting, financial reporting, financial statement analysis and strategic cost management. He earned a bachelor's degree and a Ph.D. in accounting at the University of North Carolina.

Wade H. Britt, III (62) has served as a director since May 2002. Mr. Britt was the Managing Director of Surety Mortgage, Inc., a subsidiary formerly owned by the Company, from 1997 until December 31, 2001. Since 1988 Mr. Britt has served as a consultant and advisor to numerous clients in the financial services industry and legal profession. From 1982 until 1988 he was the President and Chief Executive Officer of SCN Mortgage Corporation and Senior Vice President of South Carolina National Bank. Mr. Britt earned a bachelor's and Juris Doctor degrees from the University of South Carolina.

Compensation of Directors

         From April 1999 to March 2002, the Company had a policy under which all non-employee directors of the Company received a fee of $2,000 for each meeting attended in person and $500 for each meeting attended by teleconference. In addition, each non-employee director was entitled to receive an annual grant, effective on the fifth business day after each annual stockholders' meeting, of an option to acquire 5,000 shares of Common Stock. Each such option is exercisable at the closing sales price of shares of Common Stock on the business day immediately prior to the date of grant, is immediately exercisable and has a term of five years from the date of grant. Under this policy, each of Mr. Price and Mr. Wilson has received options to acquire an aggregate of 15,000 shares of Common Stock at exercise prices ranging from $0.08 to $1.56 per share. On January 20, 2003, the Company granted each of Mr. Price and Mr. Wilson 141,667 shares of its Common Stock in satisfaction of all cash amounts owed by the Company to these directors under this policy.

         In March 2002, the Board of Directors approved a new director compensation program under which all non-employee directors receive a one-time grant of options to purchase 100,000 shares of the Company's stock at the closing sales price of the Company's Common Stock on the business day immediately prior to the date of grant. Such options vest ratably over the two-year period following the date of grant. Under the program, Mr. Price and Mr. Wilson each were granted options to purchase 100,000 shares at $0.09 per share on March 20, 2002, and Mr. Britt was granted an option to purchase 100,000 shares at $0.15 per share on November 22, 2002. In addition, any new non-employee director appointed to the Board will be granted options to purchase 100,000 shares at the time of his or her election to the Board. Under the new program, directors are not entitled to receive any cash or other compensation for their service as directors. The Board of Directors may determine to change the Company's policy for compensating non-employee directors at any time and for any reason.

         All directors are reimbursed for out-of-pocket expenses incurred in attending any Board of Directors or Committee meetings. In addition, in June 2002, the Company issued Mr. Britt 70,000 shares of Common Stock as a finders' fee in connection with the sale by the Company of certain of its convertible notes.

         The Company formerly had in place the Non-employee Directors' Stock Option Plan of Affinity Technology Group, Inc. (the "Directors' Option Plan"), under which directors who are not employees of the Company or any of its subsidiaries were entitled to receive options to purchase shares of Common Stock. All options granted under the Directors' Option Plan have expired. The Company has suspended any further grants under the Directors' Option Plan.

         During 1995, Mr. Price was granted an option to purchase 10,600 shares of Common Stock at an exercise price of approximately $0.44 per share.

Code of Ethics

         The Board of Directors has adopted a Code of Ethics for the Company's Chief Executive Officer and all other senior financial officers, including the principal accounting officer. The Company has filed a copy of the Code of Ethics as Exhibit 14 to its Annual Report on Form 10-K for the year ended December 31, 2003.

Stockholder Communications with Directors

         The Board of Directors has not adopted a formal process by which stockholders may communicate with the Board of Directors. However, a stockholder who desires to communicate with one or more of the Company's directors may do so by sending a written communication to the Company at 1053-B Sparkleberry Lane Extension, Columbia, South Carolina 29223, Attn: Chief Executive Officer. The Company will provide all such written communications to the individual director(s) to whom such communications are directed.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth information concerning the annual and long-term compensation earned by the Company's executive officers for services rendered to the Company and its subsidiaries in all capacities for the years ended December 31, 2003, 2002, and 2001.

                                                                                     Long Term
                                                                                    Compensation
                                                                                       Awards
                                                   Annual Compensation               Securities
                                                   -------------------               Underlying
Name and Principal Position       Year      Salary        Bonus        Other      Options/SARs (#)
---------------------------       ----      ------        -----        -----      ------------------
Joseph A. Boyle
 President, Chief Executive        2003   $  46,508(1)   $       -   $        -                   -
 Officer, and Chief Financial      2002      95,000(2)           -      3,610(3)            500,000
 Officer                           2001     110,769              -            -             200,000

S. Sean Douglas                    2003   $  95,120(4)   $       -   $  2,079(5)            125,000
 Executive Vice President, and     2002      75,600              -            -             100,000
 Chief Operating Officer           2001      72,154              -            -                   -
----------------------------------------------------------------------------------------------------

(1) Amount represents cash compensation of $27,308 Mr. Boyle received during the period January 1, 2003 through March 31, 2003 and accrued compensation of $19,200 for the period April 1, 2003 through December 31, 2003 which has not been paid to Mr. Boyle due to the limited cash resources of the Company.
(2) Includes the value on the award date ($45,000) of 500,000 shares of Common Stock issued to Mr. Boyle in lieu of cash compensation payable to Mr. Boyle for the first six months of 2002.
(3) Amount represents payments to Mr. Boyle for the maintenance of health insurance coverage while Mr. Boyle received no cash compensation during the first six months of 2002.
(4) Amount represents cash compensation of $75,600 Mr. Douglas received during the period January 1, 2003 through December 31, 2003 and accrued compensation of $19,520 for the period January 1, 2003 through December 31, 2003 which has not been paid to Mr. Douglas due to the limited cash resources of the Company.
(5) Amount represents payments to Mr. Douglas for the maintenance of health insurance coverage under a non-company sponsored plan. The Company discontinued offering health insurance coverage to its employees in 2003 in an effort to conserve cash resources.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

         The following table sets forth the number of shares of the Company's Common Stock covered by outstanding stock options held by the Company's executive officers at December 31, 2003 and the value of those options based on the closing share price of $0.16 on December 31, 2003. None of the Company's executive officers exercised any options during the year ended December 31, 2003.


                                   Number of
                                   Securities                   Value of
                                   Underlying                  Unexercised
                                  Unexercised                 In-the-Money
                                  Options/SARs                Options/SARs
                                 at FY-End (#)                at FY-End ($)
                                 -------------                -------------
                                  Exercisable/                Exercisable/
  Name                           Unexercisable                Unexercisable
  ----                           -------------                -------------
  Joseph A. Boyle              1,115,000 / 80,000            $ 49,000 / $ 0
  S. Sean Douglas               37,680 / 214,200            $ 1,400 / $ 5,600


Option / SAR Grants in Last Fiscal Year

         The following table sets forth information regarding options granted to the Company's executive officers during 2003.

                                                                                              Potential realizable
                                                                                            value at assumed annual
                                                                                              rates of stock price
                                                           Individual                       appreciation for option
                                                             Grants                                   term
                      ------------------------------------------------------------------------------------------------
                            Number of       Percent of
                           securities      total options
                           underlying     / SARs granted   Exercise or
                         options / SARs    to employees    base price
Name                       granted (#)    in fiscal year     ($/Sh)       Expiration Date     5% ($)       10% ($)
----                       -----------    --------------     ------       ---------------     ------       -------
Joseph A. Boyle                 -                -              -                -               -            -
S. Sean Douglas              125,000           100%          $ 0.19        April 28, 2013    $ 14,936      $ 37,851



Compensation Committee Interlocks and Insider Participation

         No interlocking relationships exist between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                                PERFORMANCE GRAPH

         The graph set forth below compares, for the five-year period beginning January 1, 1999, the "cumulative stockholder return" to stockholders of the Company as compared with the return of The Nasdaq Stock Market Index (U.S. Companies) (the "Nasdaq Market Index") and of the Media General Computer Software and Sources Group Index ("Media General Software and Services Group"). "Cumulative stockholder return" has been computed assuming an investment of $100, at the beginning of the period indicated, in the Common Stock of the Company and the stock of the companies included in the Nasdaq Market Index and the Media General Software and Services Group, and assuming the reinvestment of dividends.

[Graphic Omitted]

                                     Media General         Affinity
                  Nasdaq Market       Software and      Technology Group,
      Dates            Index          Services Group          Inc.
-------------------------------------------------------------------------
 January 1, 1999         100.00             100.00            100.00
December 31, 1999        176.37             171.61            110.00
December 31, 2000        110.86             103.11             20.00
December 31, 2001         88.37              91.35              8.80
December 31, 2002         61.64              62.22             19.20
December 31, 2003         92.68              80.45             24.80

                      REPORT OF THE COMPENSATION COMMITTEE
                                       ON
                             EXECUTIVE COMPENSATION

         This report has been prepared to describe the Company's executive compensation policies and the basis for the compensation earned by the Company's President and Chief Executive Officer during the year ended December 31, 2003.

Overview

         The Compensation Committee of the Board of Directors of the Company was formed in July 1995 to approve certain matters with respect to compensation paid to highly compensated employees of the Company, including executive officers. The Committee, which currently consists of two non-employee directors, has the authority, among other things, to: (i) determine the cash and non-cash compensation of each of the Company's executive officers and any other employee with an annual salary in excess of $100,000; (ii) consider and recommend to the Board such general and specific employee equity and other incentives as it may from time to time deem advisable; and (iii) administer the Company's stock option plans. The Committee currently consists of Robert M. Price and Dr. Peter
R. Wilson.

Components of Compensation

         Executive compensation presently consists of base salaries and options to acquire Common Stock of the Company.

         Base Salaries. The base salary initially paid by the Company to its executive officers primarily reflects negotiations between the Company and each such officer at the time such officer was offered employment with the Company. Mr. Boyle's base salary has been decreased to reflect the reduction in his time commitment to the Company, as discussed in greater detail below. Mr. Douglas' base salary has been increased to reflect his assumption of additional duties and responsibilities.

         Options. By awarding stock options to executive officers that otherwise do not have a significant equity interest in the Company, the Company attempts to align the interests of its executive officers with those of the Company's stockholders. The Compensation Committee has not adopted any objective criteria that relate the number of options granted to executive officers to the Company's performance. However, the Company has attempted to use its option plan to offer a significant component of potential compensation paid to executive officers, many of whom the Company believes would require additional cash compensation in the absence of stock options.

Compensation Paid to the Chief Executive Officer

         Effective April 1, 2003, Mr. Boyle's base salary was reduced from $100,000 to $24,000 in conjunction with his reduced time commitment to the Company. Mr. Boyle has received no cash compensation from the Company since
March 31, 2003. Amounts earned by Mr. Boyle since April 1, 2003 have been accrued by the Company as compensation expense and will be paid to Mr. Boyle if and when the Company's cash position improves. The Company did not grant Mr. Boyle any options during 2003.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million the deductible amount of compensation paid to certain officers unless certain actions are taken by the Company. Generally, the Company's stock option plans have been designed to qualify for a deduction without limitation under these rules. Due to current salary levels, the Company believes that it is unlikely that the application of these rules will prevent the Company from claiming a deduction for the amount of compensation paid to executive officers.

     This report is submitted by the Compensation Committee of the Company.

                                                    Compensation Committee:
                                                             Robert M. Price
                                                             Dr. Peter R. Wilson



                          REPORT OF THE AUDIT COMMITTEE

         Pursuant to its written charter, the Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors. Each member of the Audit Committee is independent within the meaning of Rule 4200 of the National Association of Securities Dealers' listing standards. Management has the primary responsibility for the Company's Annual Report, including the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         The Committee reviewed and discussed the Company's audited financial statements with management and the Company's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Committee has discussed with the independent auditors the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees). In addition, the Committee discussed with the independent auditors the auditors' independence from management and the Company, including receipt of the written disclosures and the letter from the independent auditors required by Independence Standards Board, Standard No. 1 (Independence Discussion with Audit Committees), and considered the compatibility of non-audit services provided by the auditors with the auditors' independence.

         Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the Board approve the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.

                                                    Audit Committee:
                                                             Dr. Peter R. Wilson
                                                             Robert M. Price



                                 ACCOUNTING FEES

         The following table presents fees billed by Scott McElveen, LLP, the Company's independent auditor, during 2003 and 2002 for (i) audit fees, (ii) audit related fees, (iii) tax fees, and (iv) all other fees:

                                           2003               2002
                                     ------------------ ------------------
      Audit Fees                               $27,500            $27,500
      Audit Related Fees                             -                  -
      Tax Fees                                       -                  -
      All Other Fees                                 -                  -
                                     ------------------ ------------------
      Total Fees                               $27,500            $27,500
                                     ================== ==================

Pre-Approval Policy

         The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors. Under the policy, and in accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to one or more of its members. However, any member to whom such authority is delegated is required to report on any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee did not fail to pre-approve any of the services provided to Scott McElveen LLP during 2003.



                           PROPOSALS TO BE VOTED UPON

Election of Directors

         The four individuals set forth under the caption "Board of Directors-Nominees for Director" have been nominated by the Board of Directors for election at the 2004 Annual Meeting of Stockholders. Each nominee for director has indicated that he is willing and able to serve as a director, if elected. However, if any nominee should become unable to serve or for good cause will not serve, the persons named on the enclosed proxy card will vote for such other nominees and substituted nominees as designated by the Board of Directors.

Appointment of Independent Auditors

         The firm of Scott McElveen LLP, Columbia, South Carolina, has been appointed by the Audit Committee as independent auditors for the year ending December 31, 2004, subject to ratification of that appointment by the stockholders of the Company. Scott McElveen LLP has acted as independent auditors for the Company since March 2002. Representatives of Scott McElveen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions.

         In March 2002, upon recommendation of the Company's Audit Committee, the Company's Board of Directors dismissed the Company's former independent auditors, Ernst & Young LLP. The former auditors' report on the Company's financial statements as of and for the period ended December 31, 2000 did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles; however, the report on the Company's December 31, 2000 financial statements contained an explanatory paragraph regarding the uncertainty as to the Company's ability to continue as a going concern. There were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure with respect to the Company's consolidated financial statements up through the time of their dismissal that, if not resolved to their satisfaction, would have caused them to make reference to the matter in their report.

         The persons named on the accompanying proxy card intend to vote in favor of the ratification of the appointment of Scott McElveen LLP as independent auditors for the year ending December 31, 2004, unless a contrary choice is indicated on the enclosed proxy card. The Board of Directors unanimously recommends that each stockholder vote FOR this proposal.

                            PROPOSALS BY STOCKHOLDERS

         Under certain conditions, stockholders may request the Company to include a proposal for action at a forthcoming meeting of the stockholders of the Company in the proxy material of the Company for such meeting. All proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders of the Company must be received by the Company no later than December 28, 2004 for inclusion in the Proxy Statement and proxy card relating to such meeting.

         In addition, under Article II, Section 9 of the Company's By-Laws, nominations for election as a director of the Company and proposals for stockholder action must be made in writing and be delivered or mailed to the Company (i) in the case of an annual meeting of stockholders that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date and (ii) in the case of an annual meeting of stockholders that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, or in the case of a special meeting of stockholders, not later than the close of business on the tenth day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Such notification must contain a written statement of the stockholder's proposal and of the reasons therefore and, in the case of a nomination for director, nominations must contain the following information to the extent known by the notifying stockholder: (a) the name, age and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the nominee's qualifications to serve as a director; (d) the name and residence address of the notifying stockholder; and (e) the number of shares owned by the notifying stockholder. Nominations or proposals not made in accordance with these procedures may be disregarded by the chairman of the meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposal may be disregarded.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of the Company, and persons who own more than 10% of the outstanding shares of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on the Company's review of the reports filed during 2003, the Company believes that all such reports were filed on a timely basis, except that the Company has not received a report from The South Financial Group, a 10% stockholder of the Company, with respect to its acquisition of beneficial ownership of shares of Common Stock related to its acquisition in November, 2003 of convertible notes issued by the Company.

                                  OTHER MATTERS

         The management of the Company knows of no other business that will be presented for consideration at the Annual Meeting. However, if other matters are properly presented at the meeting, it is the intention of the persons named on the accompanying proxy card to vote such proxies in accordance with their best judgment.


                                 By order of the Board of Directors.



                                 Joseph A. Boyle
                                 Chairman, President and Chief Executive Officer

April 27, 2004

Appendix A

                         AFFINITY TECHNOLOGY GROUP, INC.

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                          AMENDED AND RESTATED CHARTER

I.       PURPOSE

         The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors of Affinity Technology Group, Inc. (the "Corporation") in overseeing (a) the Corporation's accounting and financial reporting processes generally, (b) the audits of the Corporation's financial statements, and (c) the Corporation's systems of internal controls regarding finance and accounting.

         While the Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete, accurate or in accordance with generally accepted accounting principles. That is the responsibility of management and the independent accountants.

         The independent accountants are ultimately accountable to the Committee, which has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants. The Committee has direct responsibility for the compensation and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Committee.

         The Corporation shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent accountants for all audit and other services approved by the Committee or pursuant to its policies and to discharge any of the Committee's powers or responsibilities.

II.      COMPOSITION

         The Committee shall be comprised of such directors as appointed by the Board from time to time. Unless a Chairman of the Committee is appointed by the Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

III.     MEETINGS

         The Committee shall meet at least one time annually, or more frequently as circumstances dictate. The Committee may ask members of management or others to attend any meeting and provide information or advice as needed. As part of its responsibility to foster open communication, the Committee may meet periodically with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or either of these groups believes should be discussed privately.



IV.      ACTIVITIES

         To fulfill its responsibilities and duties, the Committee shall:

Review of Documents and Reports; Audit Committee Report
-------------------------------------------------------

1. Review this Charter from time to time and recommend its revision by the Board, as conditions require.

2. Review the Corporation's annual financial statements and any accompanying certification, report, opinion, or review by the independent accountants.

3. Have the authority to retain special legal, accounting or other consultants to advise the Committee, and otherwise to seek information or advice in any manner it deems appropriate.

4. Inquire of management and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risks to the Corporation.

5. Provide a report or any other disclosures required of the Committee to be included in each proxy statement of the Corporation. Such report shall include the name of each Committee member and shall contain such information as is required to be included in such report by the rules and regulations of the Securities and Exchange Commission.

Independent Accountants
-----------------------

6. Select the independent accountants, considering independence and effectiveness, and approve the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid to the independent accountants therefor.

7. Review and periodically discuss with the accountants all significant relationships the accountants have with the Corporation and others that may affect the accountants' independence.

8. Review the performance of the independent accountants, and replace the independent accountants if and when circumstances warrant.

9. Periodically consult with the independent accountants about internal controls and the Corporation's financial statements.

10. Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent accountants, subject to such exceptions for non-audit services as permitted by applicable laws and regulations. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

11. Evaluate the qualifications, performance and independence of the independent accountants, including considering whether the provision of permitted non-audit services is compatible with maintaining the accountant's independence, and taking into account the opinion of management.

Financial Reporting Processes
-----------------------------

12. In consultation the independent accountants, review the integrity and adequacy of the Corporation's financial reporting processes, both internal and external.

13. Discuss with the independent accountants their judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

14. Review and discuss reports from the independent accountants on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and (c) other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

15. Consider and review with the independent accountants any significant findings and recommendations of those accountants, together with management's responses thereto.

16. Consider, and approve if appropriate, any major changes to the Corporation's auditing and accounting principles and practices suggested by the independent accountants or management.

Process Improvement
-------------------

17. Facilitate the reporting to the Committee by both management and the independent accountants of any significant judgments made in management's preparation of the financial statements and the view of both management and the accountants as to appropriateness of such judgments.

18. After completion of the annual audit, review with both management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

19. Review and resolve any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

20. Review with the independent accountants and management the extent to which any changes or improvements in financial or accounting practices that have been approved by the Committee have been implemented.


Miscellaneous
-------------

21. Report Committee activities to the Board of Directors and make such recommendations to the Board of Directors as the Committee deems appropriate.

22. Perform any other activities consistent with this Charter, the Corporation's bylaws and governing law that the Committee or the Board may deem necessary or appropriate.

                                   PROXY CARD
                         AFFINITY TECHNOLOGY GROUP, INC.
                       1053-B Sparkleberry Lane Extension
                               Columbia, SC 29223

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph A. Boyle and S. Sean Douglas as agents, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Affinity Technology Group, Inc. held by the undersigned as of the close of business on April 5, 2004 at the 2004 Annual Meeting of the Stockholders of Affinity Technology Group, Inc. to be held on May 27, 2004, at 10:00 a.m. at the Ramada Plaza Hotel, 8105 Two Notch Road, Columbia, South Carolina, 29223 and at any adjournment thereof.

                                (see other side)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


            [X] Please mark your votes as indicated in this example.

1.       ELECTION OF DIRECTORS

         [  ]  FOR all nominees listed
               (except as marked to the contrary)

         [  ]  WITHHOLD AUTHORITY
               to vote for all nominees listed

         (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
             _______________________________________________________
      Joseph A. Boyle, Wade H. Britt, III, Robert M. Price, Peter R. Wilson


2. PROPOSAL TO RATIFY THE APPOINTMENT OF SCOTT McELVEEN LLP, INDEPENDENT AUDITORS, FOR THE YEAR ENDING DECEMBER 31, 2004.

         [  ]  FOR                  [  ]  AGAINST             [  ]  ABSTAIN

3. IN THEIR DISCRETION, THE PROXY AGENTS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

This proxy, when properly dated and executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for all the nominees for director named above and for Proposal 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

__________________________________________
Signature

__________________________________________
Signature if held jointly

DATED: ______________________________ , 2004
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                              FOLD AND DETACH HERE